UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             July 21, 2008   (July 15, 2008)

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121-7050

801-736-5600

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02.            DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)  On July 15, 2008, the Board of Directors of Mrs. Fields Famous Brands, LLC (“MFFB”) appointed John Lauck, 52, and Michael R. Ward, 50, as interim co-Chief Executive Officers to fill the role vacated by Stephen Russo, MFFB’s former Chief Executive Officer, as more fully described in MFFB’s Current Report on Form 8-K, filed on July 15, 2008.  In his new role, Mr. Lauck will be primarily responsible for the day-to-day operations of the TCBY organization and the Mrs. Fields organization (other than those for which Mr. Ward has already had responsibility) and Mr. Lauck will continue to serve as the President of the Mrs. Fields organization.  In his new role, Mr. Ward will take on the added duties of overseeing financial and accounting matters as well as MFFB’s previously announced restructuring and he will continue to serve as Executive Vice President, Chief Legal Officer and Secretary of MFFB and retain responsibility for areas over which he already had responsibility.  Mr. Lauck and Mr. Ward have not entered into additional arrangements with MFFB, nor will they receive any additional compensation, in conjunction with their new roles.

Mr. Lauck has been President of the Mrs. Fields Division of MFFB since January 2007.  From February 2006 to January 2007, he was Chief Marketing Officer of MFFB and served as Executive Vice President of Marketing of MFFB from April 2004 to January 2007.  From September 2001 to April 2004, Mr. Lauck served as President and Chief Marketing Officer for Arby’s Franchise Association.  Prior to joining Arby’s, Mr. Lauck was on a one-year sabbatical.  From February 2000 to July 2001 Mr. Lauck was Senior Vice President and Chief Marketing Officer for Groceryworks.com, a home grocery delivery start-up. Between November 1998 and January 2000 Mr. Lauck was the Senior Vice President and Chief Marketing Officer for Footaction and from November 1997 to November 1998 was the Vice President of Corporate Development for Blockbuster Video.  Prior to Blockbuster, Mr. Lauck served in various marketing positions at Pizza Hut and General Mills.

Mr. Ward has been Chief Legal Officer of MFFB since February 2006 and Executive Vice President, General Counsel and Secretary of MFFB and its parent companies, Mrs. Fields Original Cookies, Inc. (“MFOC”), Mrs. Fields Holding Company, Inc. and Mrs. Fields Companies, Inc. (“MFC”)  since June 2004.  Since December 2004, Mr. Ward has been a Director of MFOC.  From March 2004 to June 2004, Mr. Ward was Senior Vice President, General Counsel and Secretary of MFFB.  Mr. Ward was Senior Vice President, General Counsel and Secretary of MFOC from June 2000 to June 2004 and of MFC from its inception in September 2001 to June 2004.  Mr. Ward was Vice President of Administration and the Legal Department of MFOC from September 1996 to May 2000 and Secretary of MFOC since April 1999.  Between 1991 and 1996, Mr. Ward’s responsibilities were overseeing the Legal Department and Human Resources Department for Mrs. Fields, Inc., a predecessor to MFOC.  Mr. Ward currently serves as a member of the Board of Directors of Prime Alliance Bank. Mr. Ward is admitted to practice law in the State of Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Interim Co-CEO, Executive Vice President and Chief Legal Officer

Date: July 21, 2008